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                                                                    EXHIBIT 10.8

                            ENTERASYS NETWORKS, INC.
                             2002 STOCK OPTION PLAN
                            FOR ELIGIBLE EXECUTIVES

1.       INTRODUCTION; PURPOSE

         The Board of Directors (the "Board") of Enterasys Networks, Inc. (the "Company") adopted this 2002 Stock Option Plan for Eligible Executives (the "Plan"), effective April 5, 2002, to grant options ("Options") to purchase the Company's common stock, $.01 par value ("Stock") in connection with the acceptance by certain executives of offers of employment with the Company.

2.       ADMINISTRATION

         Unless otherwise determined by the Board, the Plan will be administered by the Incentive Compensation Committee of the Board (the "Committee"). During such period as the Plan is administered by the Board rather than by the Committee, all references herein to the "Committee" shall be deemed to refer to the Board. For purposes of the Plan, a majority of the members of the Committee, if more than one, shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members (or by the sole member of the Committee, if there is only one member). Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members (or by the Committee's sole member, if there is only one member).

         The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to: (a) grant Options at such time or times as it may choose; (b) determine the terms and conditions of each Option; (c) waive compliance by a holder of an Option with any obligations to be performed by such holder under an Option and waive any terms or conditions of an Option; (d) amend or cancel an existing Option in whole or in part (and if an Option is canceled, grant another Option in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Option, take any action under this clause with respect to such Option if such action would adversely affect the rights of such holder; (e) prescribe the form or forms of any instruments to be used under the Plan, including any written notices and elections required of Participants (as defined in Section
4), and change such forms from time to time; (f) adopt, amend and rescind rules and regulations for the administration of the Plan; and (g) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Sections 6.3 or 7.6.
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3.       SHARES SUBJECT TO THE PLAN

         3.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 7.6, the aggregate number of shares of Stock that may be delivered under the Plan from and after its original effective date will be 900,000.

         3.2. SHARES TO BE DELIVERED. Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

4.       ELIGIBILITY AND PARTICIPATION

         The Board shall designate the executive officers of the Company who will be eligible to receive an Option under the Plan (each such individual receiving an Option, a "Participant").

5.       TERMS AND CONDITIONS OF OPTIONS

         5.1. NATURE OF OPTIONS. An Option granted under the Plan gives the recipient the right on exercise thereof to purchase Stock.

         5.2. EXERCISE PRICE. The per share exercise price of an Option shall be equal to the fair market value of a share of Stock on the date on which the Option is granted.

         5.3. DURATION OF OPTIONS. The latest date on which an Option may be exercised will be the tenth anniversary of the date on which the Option was granted, subject to earlier termination in the event that the Participant's Service terminates, as more fully set forth at Section 6.2. For all purposes of the Plan, "Service" means service as an employee (including an officer) or director of, or a consultant to, the Company. For the avoidance of doubt, the Service of a Participant shall not be deemed to have terminated until the Participant is no longer providing Service in any of the specified capacities.

         5.4.     EXERCISE OF OPTIONS.

         (a) Subject to Section 6 and Section 8, each Option granted to a Participant shall vest and become exercisable as follows:

                  (1) The Option shall vest and become exercisable in twelve (12) equal monthly installments, beginning upon the last day of the month in which the effective date of the employment agreement to which the Participant and the Company are parties occurs and in equal monthly installments over the succeeding eleven (11) months of continued Service, for a number of shares of Stock equal to the total number of shares subject to the Option divided by twelve (12); provided, that in no event shall the Option vest for more than one hundred (100%) percent of the shares subject to the Option.

                  (2) If for any of the Company's last three fiscal quarters of the Company's 2002 fiscal year the Company achieves its Revenue Target for such quarter, the Option shall vest on the last day of such quarter for an additional number of shares of Stock equal to

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         the lesser of (A) twenty (20%) percent of the total number of shares of
         Stock subject to the Option, or (B) the total number of shares of Stock as to which the Option then remains unvested (after taking into account any vesting pursuant to the other provisions of this Section 5.4). For purposes of this Section 5.4, "Revenue Target" shall mean the quarterly revenue target set forth in the Fiscal Year 2002 Addendum dated June 2002 to the Enterasys Performance Incentive Plan. For the avoidance of doubt, the maximum possible cumulative acceleration pursuant to this clause (2) shall be 60% of the total number of shares of stock subject to the Option. Any portion of an Option that vests under this clause
         (2) for any quarter shall become exercisable on the date on which the Board (in its sole discretion) makes a final determination as to whether the Revenue Target for such quarter has been achieved.

                  (3) For the first (if any) of the Company's last three fiscal quarters of the Company's 2002 fiscal year for which the Company achieves break-even or positive Cash Flow from Operations, the Option shall vest on the last day of such quarter for an additional number of shares of Stock equal to the lesser of (A) sixteen (16%) percent of the total number of shares of Stock subject to the Option, or (B) the total number of shares of Stock as to which the Option then remains unvested (after taking into account any vesting pursuant to the other provisions of this Section 5.4). For purposes of this Section 5.4, "Cash Flow from Operations" shall have meaning set forth in the Enterasys Performance Incentive Plan. For the avoidance of doubt, if break-even or positive Cash Flow from Operations is achieved for more than one of the fiscal quarters referred to in this clause (3), the vesting described in this clause (3) shall apply only to the first such quarter. Any portion of an Option that vests under this clause (3) shall become exercisable on the date on which the Board (in its sole discretion) makes a final determination as to whether the Cash Flow from Operations target has been achieved.

                  (4) For the first (if any) of the Company's last three fiscal quarters of the Company's 2002 fiscal year for which the Company achieves break-even or positive Operating Income, the Option shall vest on the last day of such quarter for an additional number of shares of Stock equal to the lesser of (A) fourteen (14%) percent of the total number of shares of Stock subject to the Option, or (B) the total number of shares of Stock as to which the Option then remains unvested (after taking into account any vesting pursuant to the other provisions of this Section 5.4). For purposes of this Section 5.4, "Operating Income" shall have meaning set forth in the Enterasys Performance Incentive Plan. For the avoidance of doubt, if break-even or positive Cash Flow from Operations is achieved for more than one of the fiscal quarters referred to in this clause (4) above, the vesting described in this clause (4) shall apply only to the first such quarter. Any portion of an Option that vests under this clause (4) shall become exercisable on the date on which the Board (in its sole discretion) makes a final determination as to whether the Operating Income target has been achieved.

         (b) The shares, if any, as to which an Option shall vest on an accelerated basis pursuant to clauses (2), (3), or (4) above shall be those as to which the Option otherwise would have vested last in time based on continued Service to the Company.

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         (c)      The Committee may at any time and from time to time accelerate the vesting of all or any part of the Option.

         (d) Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with
Section 5.5 below for the number of shares for which the Option is exercised.

         5.5. PAYMENT FOR STOCK. Stock purchased on exercise of an Option must be paid for as follows: (a) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company, or (b) by delivery of shares of Stock which have been held for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price, or (c) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (d) by any combination of the foregoing permissible forms of payment.

6.       EVENTS AFFECTING OUTSTANDING OPTIONS

         6.1. DEATH. If a Participant dies while holding an Option, the Option (whether or not otherwise vested) may be exercised by the Participant's executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within the period ending on the later of (a) the first anniversary of the Participant's death or (b) December 31, 2004, and shall thereupon terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6.1.

         6.2. TERMINATION OF SERVICE (OTHER THAN BY DEATH). If a Participant's Service (as defined in Section 5.3) terminates other than by reason of death ("Service Termination"), then the following provisions will apply: The portion of an Option held by the Participant that was unvested immediately prior to the Service Termination shall terminate at the time of the Service Termination. The portion of an Option that was vested immediately prior to the Service Termination will continue to be exercisable for the period ending on the later of (a) the first anniversary of the Service Termination, or (b) December 31, 2004, and shall thereupon terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6.2.

         6.3. CERTAIN CORPORATE TRANSACTIONS. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results (or that is part of a series of related transactions that results) in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), the following rules shall apply:

         (a) Subject to paragraph (b) below, all outstanding Options will terminate as of the effective time of the covered transaction.

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         (b)      With respect to an outstanding Option held by a Participant who, following the covered transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or an affiliate of such an entity, the Committee, at or prior to the effective time of the covered transaction, may, in lieu of termination as provided in paragraph (a) above, arrange to have such surviving or acquiring entity or affiliate assume any Option held by such Participant outstanding hereunder, or may arrange to have such surviving or acquiring entity or affiliate grant a replacement option which, in the judgment of the Committee, is substantially equivalent to the Option being replaced. If there is no surviving or acquiring entity or if the Committee does not make provision for assumption or substitution, any portion of the Participant's Option that is not otherwise vested (taking into account any accelerated vesting pursuant to Section 8, where the covered transaction constitutes a Change in Control as therein defined) shall be fully vested prior to termination pursuant to paragraph (a) above, and, in any such case, the Committee shall give the Participant a reasonable opportunity to exercise the Option prior to its termination pursuant to paragraph (a) above.

7.       GENERAL PROVISIONS

         7.1. DOCUMENTATION OF OPTIONS. All Options will be evidenced by such written instruments as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

         7.2. RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS. The receipt of an Option will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Option, only upon the issuance of Stock.

         7.3. CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (a) until all conditions of the Option have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The Nasdaq National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

         If an Option is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

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         7.4.     TAX WITHHOLDING. As a condition to the effective exercise of any Option or to the delivery of any shares upon exercise, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements") or make other arrangements satisfactory to the Committee with regard to such requirements. The Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement, but not in excess of the minimum required to satisfy such withholding requirements.

         7.5. TRANSFERABILITY OF OPTIONS. Unless otherwise permitted by the Committee, no Option may be transferred other than by will or by the laws of descent and distribution.

         7.6.     ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

         (a) In the event of a stock dividend, stock split, reverse stock split, or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 3.1.

         (b) In any event referred to in paragraph (a) above, the Committee will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to Options then outstanding, any exercise prices relating to Options and any other provision of Options affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

         7.7. EMPLOYMENT RIGHTS, ETC. Neither the adoption of the Plan nor the grant of an Option will confer upon any person any right to continued retention by the Company or any of its subsidiaries or affiliates, as an employee or otherwise, or affect in any way the right of the Company or any of its subsidiaries or affiliates to terminate such person's employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in an Option granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company or any of its subsidiaries or affiliates to the Participant.

         7.8. DEFERRAL OF PAYMENTS. The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Option will be made.

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8.       CHANGE IN CONTROL PROVISIONS

         8.1. GENERAL. The provisions of this Section 8 shall apply notwithstanding any other provision in the Plan to the contrary. In the event of a Change in Control, each Option granted under the Plan shall immediately vest and become exercisable.

         8.2. DEFINITION OF CHANGE IN CONTROL. As used in the Plan, the term "Change in Control" shall mean the occurrence of any of the following events:

         (a) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any "person" or "group" (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, or any successor thereto) (the "Act") other than the Permitted Holders (as defined below);

         (b) any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (as such term is defined in Rule 13d-3 under the Act or any successor rule thereto, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or

         (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

As used in this Section 8, the term "Permitted Holders" shall mean, as of the date of determination, (1) an employee benefit plan (or trust forming a part thereof) maintained by the Company, its parent, subsidiary or affiliates, or (2) Silver Lake Partners, its parent, subsidiary and/or affiliates.

9.       EFFECT, AMENDMENT AND TERMINATION

         Neither adoption of the Plan nor the grant of Options to a Participant will affect the Company's right to grant to such Participant options that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

         The Committee may at any time or times amend the Plan or any outstanding Option for any purpose which may at the time be permitted by law, or may at any time terminate the Plan.

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